Contact:	Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2009 FOURTH QUARTER RESULTS

Company Reports Quarterly Revenue of $56.2 million, Contract Value of $230.8 million, and Member Renewal Rate of 88%; Announces New Program Launch

WASHINGTON, D.C. — (May 5, 2009) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the fourth quarter of its fiscal year ending March 31, 2009. Revenue for the quarter was $56.2 million, compared to $57.9 million in the fourth quarter of fiscal 2008. Net income was $3.9 million, or $0.25 per diluted share, compared to $8.5 million, or $0.47 per diluted share, for the same period a year ago. Results for the quarter ending March 31, 2009 include other expense of $0.3 million, consisting of interest income of $0.6 million and $0.9 million foreign currency loss. EBITDA, excluding foreign currency loss, was $7.7 million for the quarter, compared to $12.4 million in the fourth quarter of fiscal 2008. Contract value remained constant at $230.8 million as of March 31, 2009 from the same level as of March 31, 2008.

For the year ended March 31, 2009, revenue increased to $230.4 million, from $219.0 million for the year ended March 31, 2008. Net income for the year ended March 31, 2009 was $21.5 million, or $1.30 per diluted share, compared to $32.1 million, or $1.72 per diluted share, for the prior fiscal year.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “Our overall performance for both the quarter and the fiscal year were in line with our expectations. We are pleased that our overall renewal rate for the year of 88% was well within our historical range and that we increased the number of Advisory Board members to 2,817, both of which illustrate the value we deliver to our members through our on-point research agendas, proven best practices and superior services. While our members continue to experience budget pressure and uncertainty, we remain highly focused on communicating the strong financial returns of our memberships, ensuring superior sales execution and developing mission-critical new programs that provide large, rapid returns around the key pain points of the membership.”

“To that end, I am pleased to announce the launch of the Revenue Integrity Performance Program. This renewable membership program provides a comprehensive toolkit to help health system CFOs ensure precision in coding and documentation to enhance revenue capture accuracy and mitigate compliance-related losses. The timing of the program’s launch is critical, given this year’s national roll-out of Medicare’s Recovery Audit Contractor (“RAC”) program, designed to identify and recover improper Medicare payments made to health care providers.”

Mr. Musslewhite continued, “The RAC program, which in a preliminary demonstration project significantly impacted Medicare revenue for many hospitals, creates an urgent imperative for health systems to develop a comprehensive compliance improvement plan. Through best practice research, peer networking, and a robust, web-based analytical tool, the Revenue Integrity Performance Program provides strategies for preventing negative RAC determinations, protocols for efficiently managing the RAC audit process, and filtering mechanisms for triaging potential RAC appeals. As always, we have already established a strong charter membership for the program, including Hartford Health Care Corporation, Northern Michigan Hospital, Willis-Knighton Health System, Seton Family of Hospitals, and Nebraska Methodist Health System. The program is off to a good start, and we are very excited about its potential.”

Share Repurchase

During the three months ended March 31, 2009, the Company repurchased 272,965 shares of its common stock at a total cost of approximately $5.0 million. To date, the Company has repurchased 7,185,562 shares of its common stock at a total cost of approximately $304.0 million.

Outlook for the Remainder of Calendar Year 2009

For calendar year 2009, the Company reaffirmed its guidance for revenue, earnings per diluted share, and EBITDA, excluding foreign currency loss. As previously announced, calendar year 2009 revenue is expected to be within a few percentage points of calendar year 2008 revenue and to be evenly distributed to slightly back-weighted on the year. The Company expects EBITDA, excluding foreign currency loss, in a range of approximately $27 million to $33 million, and earnings per diluted share of approximately $0.90 to $1.20. EBITDA and earnings per diluted share are expected to be fairly evenly distributed across the year

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure provided as a complement to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As used in this release, the term “EBITDA” refers to a financial measure that we define as earnings before Other (expense) income, net, which includes interest income and foreign currency losses; income taxes; and depreciation and amortization. This non-GAAP measure may be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results. Furthermore, we intend to continue to provide this non-GAAP financial measure as part of our future earnings discussions and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. We believe that EBITDA is relevant and useful information for our investors. We use this non-GAAP financial measure for internal budgeting and other managerial purposes because it enables the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes affecting variables arising from applicable tax rates, variability in interest income and foreign currency exchange rates, and periodic costs of certain capitalized tangible and intangible assets.

There are limitations associated with EBITDA, including that EBITDA does not reflect all changes in applicable tax rates, foreign currency exchange rates or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. Management compensates for these aspects and limitations of EBITDA by evaluating the costs of such tangible and intangible assets through other financial measures such as evaluating capital expenditures, and by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization, and Net Income, which includes income taxes, interest income, foreign currency losses and depreciation and amortization. A reconciliation of this non-GAAP measure to GAAP results is provided below.

	Three Months Ended
	March 31,
	2009	2008
Net income Provision for income taxes Other expense (income), net (1) Depreciation and amortization	$3,905 $1,674 $289 $1,799	$ 8,532 $ 4,260 $ (1,422) $ 991

EBITDA	$7,667	$12,361
	Twelve Months Ended
	March 31,

	2009	2008

Net income Provision for income taxes Other expense (income), net (1) Depreciation and amortization EBITDA	$ 21,468 $ 10,117 $ (2,445) $ 5,647 $ 34,787	$ 32,062 $ 16,012 $ (6,142) $ 3,589 $ 45,521

(1)	Other expense (income), net includes interest income of $0.6 million and $1.4 million for the three months ending March 31, 2009 and 2008, respectively, and $3.5 million and $6.1 million for the twelve months ending March 31, 2009 and 2008, respectively. Other expense (income), net also includes foreign currency losses of $0.9 million and $0 for the three months ending March 31, 2009 and 2008, respectively, and $1.1 million and $0 for the twelve months ending March 31, 2009 and 2008, respectively.

Web and Conference Call Information

The Company will hold a conference call to discuss its fourth quarter performance this evening, May 5, 2009, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com in the section titled “Investor Relations” found under the tab “The Firm.” To participate by telephone, the dial-in number is 866.713.8307 and the access code is 44493092. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Tuesday, May 5, until 8:00 p.m. Tuesday, May 12, 2009.

About The Advisory Board Company

The Advisory Board Company provides best practices research, analysis, executive education and leadership development, decision support tools and installation support services primarily to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete programs to a membership of approximately 2,800 organizations, including leading hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, universities and other education institutions. Members of each program are typically charged a fixed annual fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, decision support tools, and web-based access to the program’s content database.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of May 5, 2009, the date of this news release, as well as the Company’s current projections, forecasts and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, the impact on our financials associated with some of our newer programs that are more dependent upon technology, share-based compensation expense under SFAS No. 123R including the effect of the amount, type and timing of future stock-based compensation grants, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com in the “Investor Relations” section and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-K for the fiscal year ended March 31, 2009, which will be filed with the SEC in June 2009.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Twelve Months Ended		Selected
	March 31,		Growth	March 31,		Growth
	2009	2008	Rates	2009	2008	Rates
Statements of Income
Revenue	$56,203	$57,926	-3.0%	$230,360	$218,971	5.2%

Cost of services (1)	29,266	27,517		116,556	102,291
Member relations and marketing (1)	13,304	12,236		52,292	45,890
General and administrative (1)	5,966	5,812		26,725	25,269
Depreciation and amortization	1,799	991		5,647	3,589
Income from operations	5,868	11,370	-48.4%	29,140	41,932	-30.5%
Other (expense) income, net	(289)	1,422		2,445	6,142
Income before
provision for income
taxes	5,579	12,792		31,585	48,074
Provision for income taxes	(1,674)	(4,260)		(10,117)	(16,012)
Net income	$3,905	$8,532	-54.2%	$21,468	$32,062	-33.0%

Earnings per share
Basic	$0.25	$0.48		$1.31	$1.78
Diluted	$0.25	$0.47	-46.8%	$1.30	$1.72	-24.4%
Weighted average common shares outstanding
Basic	15,577	17,704		16,441	17,999
Diluted	15,612	18,308		16,560	18,635
Contract Value (at end of period)	$230,769	$230,806	0.0%
Percentages of Revenues
Cost of services (1)	52.1%	47.5%		50.6%	46.7%
Member relations and marketing (1)	23.7%	21.1%		22.7%	21.0%
General and administrative (1)	10.6%	10.0%		11.6%	11.5%
Depreciation and amortization	3.2%	1.7%		2.5%	1.6%
Income from operations	10.4%	19.6%		12.6%	19.1%
Net income	6.9%	14.7%		9.3%	14.6%

(1)

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,746	$17,907
Marketable securities	8,385	8,085
Membership fees receivable, net	116,739	81,538
Prepaid expenses and other current assets	5,113	3,860
Deferred income taxes, net	3,083	12,730
Total current assets	157,066	124,120
Property and equipment, net	34,156	22,897
Intangible assets, net	4,463	1,248
Goodwill	24,563	5,426
Deferred incentive compensation and other charges	26,737	22,208
Deferred income taxes, net of current portion	7,555	5,142
Marketable securities	61,718	124,073
Total assets	$316,258	$305,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$150,609	$134,465
Accounts payable and accrued liabilities	35,777	26,994
Accrued incentive compensation	7,320	10,032
Total current liabilities	193,706	171,491
Long-term deferred revenues	19,869	9,682
Other long-term liabilities	3,784	1,412
Total liabilities	217,359	182,585

Stockholders’ equity:
Common stock	217	215
Additional paid-in capital	233,794	217,170
Retained earnings	134,492	113,024
Accumulated elements of comprehensive income	1,307	1,540
Treasury stock	(270,911)	(209,420)
Total stockholders’ equity	98,899	122,529

Total liabilities and stockholders’ equity	$316,258	$305,114

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$21,468	$32,062
Adjustments to reconcile net income to net cash provided by
operating activities :
Depreciation and amortization	5,647	3,589
Amortization of intangible assets	980	253
Deferred income taxes	3,635	14,913
Excess tax benefits from stock-based awards	(291)	(5,940)
Stock-based compensation expense	12,447	12,563
Amortization of marketable securities premiums	681	957
Changes in operating assets and liabilities:
Member fees receivable	(25,485)	(23,867)
Prepaid expenses and other current assets	(1,381)	(737)
Deferred incentive compensation and other charges	(4,529)	(8,351)
Deferred revenues	22,410	27,153
Accounts payable and accrued liabilities	4,449	8,273
Accrued incentive compensation	(2,712)	(576)
Other long-term liabilities	2,372	25

Net cash flows provided by operating activities	39,691	60,317

Cash flows from investing activities:
Purchases of property and equipment	(14,017)	(9,065)
Capitalized external use software development costs	(996)	(491)
Cash paid for acquisition, net of cash acquired	(18,592)	—
Redemption of marketable securities	88,054	91,805
Purchases of marketable securities	(27,033)	(74,598)
Net cash flows provided by investing activities	27,416	7,651

Cash flows from financing activities:
Proceeds from issuance of common stock from exercise of stock options	420	17,644
Withholding of shares to satisfy minimum employee tax withholding	(825)	(797)
Proceeds from issuance of common stock under employee stock purchase plan	337	447
Excess tax benefits from stock-based awards	291	5,940
Purchases of treasury stock	(61,491)	(86,490)
Net cash flows used in financing activities	(61,268)	(63,256)

Net increase in cash and cash equivalents	5,839	4,712
Cash and cash equivalents, beginning of period	17,907	13,195
Cash and cash equivalents, end of period	$23,746	$17,907